Exhibit 99.1
Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
CardioSpectra, Inc.
We have audited the accompanying balance sheets of CardioSpectra, Inc. (a development stage company) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2006 and the periods from April 20, 2005 (inception) to December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CardioSpectra, Inc. at December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and the periods from April 20, 2005 (inception) to December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States.
As discussed in Note 2 to the financial statements, effective January 1, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.
/s/ Ernst & Young LLP
Sacramento, California
March 1, 2008

CardioSpectra, Inc.
(A Development Stage Enterprise)
Balance Sheets

	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$893,280	$533,723
Short-term investments	500,000	—
Prepaid expenses and other current assets	108,839	6,091

Total current assets	1,502,119	539,814

Property and equipment, net	186,921	12,880

Total assets	$1,689,040	$552,694

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$33,787	$—
Accrued compensation	14,371	—
Accrued liabilities	203,462	126,445
Preferred stock warrant liability	388,254	—

Total current liabilities	639,874	126,445

Deferred rent	8,082	2,772

Total liabilities	647,956	129,217

Stockholders’ equity
Series A Convertible Preferred Stock, $0.001 par value - 3,154,574 shares authorized; 3,154,574 and 2,965,299 shares issued and outstanding at December 31, 2006 and 2005, respectively (aggregate liquidation preference of $1,097,761 as of December 31, 2006)	3,154	2,965
Series B Convertible Preferred Stock, $0.001 par value - 3,706,620 shares authorized; 2,190,815 shares issued and outstanding at December 31, 2006 (aggregate liquidation preference of $2,130,380 as of December 31, 2006)	2,191	—
Common Stock, $0.001 par value - 15,000,000 shares authorized; 1,415,000 and 1,000,000 shares issued and outstanding at December 31, 2006 and 2005, respectively	1,415	1,000
Additional paid-in capital	3,681,442	897,886
Stock subscription receivable	(583,464)	—
Deficit accumulated during development stage	(2,063,654)	(478,374)

Total stockholders’ equity	1,041,084	423,477

Total liabilities and stockholders’ equity	$1,689,040	$552,694

See accompanying notes.

CardioSpectra, Inc.
(A Development Stage Enterprise)
Statements of Operations

		Period from
		April 20, 2005
	Year ended	(Inception) to
	December 31,	December 31,
	2006	2005	2006
Grant income	$867,350	$—	$867,350

Operating expenses:
Research and development	1,226,822	366,330	1,593,152
General and administrative	871,850	116,099	987,949

Total operating expenses	2,098,672	482,429	2,581,101

Loss from operations	(1,231,322)	(482,429)	(1,713,751)

Other income (expense):
Interest income	34,296	4,055	38,351
Change in fair value of preferred stock warrants	(5,002)	—	(5,002)

Total other income	29,294	4,055	33,349

Net loss	$(1,202,028)	$(478,374)	$(1,680,402)

See accompanying notes.

CardioSpectra, Inc.
(A Development Stage Enterprise)
Statements of Stockholders’ Equity

	Series A		Series B
	Convertible		Convertible				Additional	Stock		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at April 20, 2005 (Inception)	—	$—	—	$—	—	$—	$—	$—	$—	$—

Issuance of common shares at $0.001 per share, in exchange for cash, April 2005	—	—	—	—	200,000	200	—	—	—	200

Issuance of common shares at $0.001 per share, in exchange for patent rights, April 2005	—	—	—	—	173,000	173	—	—	—	173

Issuance of common shares at $0.001 per share, in exchange for patent rights, April 2005	—	—	—	—	600,000	600	—	—	—	600

Issuance of common shares at $0.001 per share, in exchange for cash, June 2005	—	—	—	—	27,000	27	—	—	—	27

Issuance of Series A preferred at $0.317 per share in exchange for cash, net of issuance costs, July 2005	1,703,470	1,703	—	—	—	—	503,632	—	—	505,335

Issuance of Series A preferred at $0.317 per share in exchange for cash, net of issuance costs, November 2005	1,261,829	1,262	—	—	—	—	394,254	—	—	395,516

Net loss for the period	—	—	—	—	—	—	—	—	(478,374)	(478,374)

Balance at December 31, 2005	2,965,299	2,965	—	—	1,000,000	1,000	897,886	—	(478,374)	423,477

Issuance of Series A preferred at $0.317 per share in exchange for cash, net of issuance costs, March 2006	189,275	189	—	—	—	—	59,070	—	—	59,259

Issuance of common shares at $0.032 per share for exercise of stock options, August 2006	—	—	—	—	415,000	415	12,741	—	—	13,156

Issuance of common stock warrants in exchange for cash, August 2006	—	—	—	—	—	—	482,650	—	—	482,650

Issuance of Series B preferred at $0.951 per share in exchange for cash, net of issuance costs, August 2006	—	—	1,577,289	1,577	—	—	1,460,941	—	—	1,462,518

Deemed dividend to preferred stockholder for the issuance of Series B warrant, August 2006	—	—	—	—	—	—	—	—	(383,252)	(383,252)

Issuance of Series B preferred at $0.951 per share, November 2006, with cash received in January and February 2007, net of issuance costs	—	—	613,526	614	—	—	582,850	(583,464)	—	—

Stock-based compensation expense	—	—	—	—	—	—	185,304	—	—	185,304

Net loss for the year	—	—	—	—	—	—	—		(1,202,028)	(1,202,028)

Balance at December 31, 2006	3,154,574	$3,154	2,190,815	$2,191	1,415,000	$1,415	$3,681,442	$(583,464)	$(2,063,654)	$1,041,084

See accompanying notes.

CardioSpectra, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

		Period from
		April 20, 2005
	Year ended	(Inception) to
	December 31,	December 31,
	2006	2005	2006
Operating activities
Net loss	$(1,202,028)	$(478,374)	$(1,680,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,243	942	20,185
Stock-based compensation expense	185,304	—	185,304
Change in fair value of preferred stock warrants	5,002	—	5,002
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(102,748)	(6,091)	(108,839)
Accounts payable	33,787	—	33,787
Accrued compensation	14,371	—	14,371
Accrued liabilities	77,017	126,445	203,462
Deferred rent	5,310	2,772	8,082

Net cash used in operating activities	$(964,742)	$(354,306)	$(1,319,048)

Investing activities
Purchase of short-term investments	(500,000)	—	(500,000)
Purchase of property and equipment	(193,284)	(13,822)	(207,106)

Net cash used in investing activities	$(693,284)	$(13,822)	$(707,106)

Financing Activities
Proceeds from issuance of Common Stock	—	1,000	1,000
Proceeds from issuance of Series A preferred stock	59,259	900,851	960,110
Proceeds from issuance of Series B preferred stock	1,462,518	—	1,462,518
Proceeds from issuance of common stock warrants	482,650	—	482,650
Proceeds from exercise of stock options	13,156	—	13,156

Net cash provided by financing activities	$2,017,583	$901,851	$2,919,434

Increase in cash and cash equivalents	359,557	533,723	893,280

Cash and cash equivalents, beginning of period	533,723	—	—

Cash and cash equivalents, end of period	$893,280	$533,723	$893,280

Supplemental disclosure of non-cash transactions:
Issuance of Series B preferred stock warrants	$383,252	—	$383,252
Preferred stock issued for subscription receivable	$583,464	—	$583,464
See accompanying notes.

CardioSpectra, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
December 31, 2006
1. Organization and Description of Business
Originally incorporated on April 20, 2005 as HSC Light, Inc. changed its name to CardioSpectra, Inc. (CardioSpectra or the Company) on August 29, 2005. CardioSpectra is a Texas-based medical device company. The Company is focused on developing medical products based on a platform of Optical Coherence Tomography (OCT) technologies. OCT is the use of low-intensity lightwaves to detect broadband light reflected from tissue forming optical interference, and creating images of the selected tissue. Since inception, the Company has principally been active in performing research and development. Accordingly, the Company has been classified as a development stage enterprise. The Company’s operations constitute one business segment.
The Company was sold on December 18, 2007. See “Note 16. Subsequent Events” for additional information.
2. Summary of Significant Accounting Policies
Cash and Cash Equivalents
The Company considers all highly-liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company has not invested in equity securities. The Company invests its cash in deposits with major financial institutions.
Short-term investments
The Company considers all liquid investments with an original maturity greater than three months but less than one year from the date of purchase to be available-for-sale short-term investments. Short-term investments are comprised of certificates of deposit with original maturities greater than three months.
Fair Value of Financial Instruments
Certain financial instruments reflected in the balance sheets, (e.g., cash and cash equivalents, certain other assets, accounts payable and certain other liabilities) are recorded at cost, which the Company believes approximates fair value due to their short-term nature. The Series B Warrants are marked-to-market at each balance sheet date. See “Note 7. Stockholders’ Equity” for additional information.
Property and Equipment
Property, equipment and leasehold improvements are stated at cost. Depreciation is provided using the straight-line method over the lesser of the estimated useful lives of the related assets, which range from three to five years, or the term of the related lease.
Research and Development
All research and development costs are charged to operations as incurred. These costs consist of direct and indirect costs associated with specific projects, licensing the technology of others, and fees paid to various consultants that perform research for the Company.
Income Taxes
The Company utilizes the asset and liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Stock-Based Compensation
Stock options issued to employees and directors are accounted for under Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payments. See “Effects of New Accounting Standards” and “Note 9. Stock-Based Compensation” for additional information.
The Company accounts for common stock options issued to non-employees under EITF No. 96-18, Accounting for Equity Investments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services (EITF 96-18). The fair value of options issued to non-employees is recorded as research and development expense and periodically remeasured over the vesting terms.
Impairment of Long Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Ling-lived Assets, the Company considers no less frequently than quarterly whether indicators of impairment of long-lived assets are present. These indicators may include, but are not limited to, significant decreases in the market value of an asset and significant changes in the extent or manner in which an asset is used. If these or other indicators are present, the Company determines whether the estimated future undiscounted cash flows attributable to the assets in question are less than their carrying value. If less than their carrying value, the Company recognizes an impairment loss based on the excess of the carrying amount of the assets over their respective fair values. Fair value is determined by discounted future cash flows, appraisals or other methods. The evaluation of asset impairments relative to long-lived assets requires the Company to make assumptions about future cash flows over the life of the asset being evaluated which requires significant judgment. Actual results may differ from assumed or estimated amounts.
Grant Revenue
The Company generates research revenues from research and development activities under contracts with other entities. The Company recognizes revenue from “best efforts” research and development contracts as work is performed. If, however, the contracts provide for specific milestones or deliverables, the Company recognizes revenue upon the achievement of such milestones, if substantive, or upon delivery. Funding received in advance of work performed, including up-front payments, is recorded as deferred revenue. Costs incurred under these “best efforts” research and development contracts are expensed to operations as incurred and are included as a component of research and development expense in accordance with SFAS No. 2, Accounting for Research and Development Costs.
Adoption of Accounting Principle
On June 29, 2005, the Financial Accounting Standards Board (FASB) issued Staff Position 150- 5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable (FSP 150-5). This Staff Position affirms that such warrants are subject to the requirements in Statement 150, regardless of the timing of the redemption feature or the redemption price and requires the Company to classify the Company’s warrants for redeemable convertible preferred stock as liabilities and adjust the warrant instruments to fair value at each reporting period. The Company adopted FSP 150-5 as of January 1, 2006. See “Note 8. Convertible Preferred Stock” for additional information.
Effects of New Accounting Standards
In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS No. 109). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. In February 2008, the FASB issued Staff FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, which defers the effective date of FIN 48 for nonpublic enterprises to annual periods beginning after December 15, 2007. Accordingly, FIN 48 will be adopted in the first quarter of fiscal 2008. The Company believes the adoption of FIN 48 will have no impact on its financial statements.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity would enter into transactions for the asset or liability. SFAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop the assumptions that market participants would use when pricing the asset or liability. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. In addition, SFAS No. 157 requires that fair value measurements be separately disclosed by level within the fair value hierarchy. SFAS No. 157 does not require new fair value measurements and is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Accordingly, SFAS No. 157 will be adopted commencing in the first quarter for the Company’s fiscal year 2008. The Company is currently assessing the impact this standard may have on its financial statements.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require assets or liabilities to be carried at fair value. Under SFAS 159, a company may elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees and issued debt. Other eligible items include firm commitments for financial instruments that otherwise would not be recognized at inception and non-cash warranty obligations where a warrantor is permitted to pay a third party to provide the warranty goods or services. If the use of fair value is elected, any upfront costs and fees related to the item must be recognized in earnings and cannot be deferred, e.g., debt issue costs. The fair value election is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to beginning retained earnings. Subsequent to the adoption of SFAS 159, changes in fair value are recognized in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007 and the Company will adopt SFAS 157 for our fiscal year beginning January 1, 2008. The Company is currently determining whether fair value accounting is appropriate for any of the eligible items and the Company cannot estimate the impact, if any, the adoption of SFAS 159 will have on its results of operations and financial position.
3. Short-term Investments
The Company held $500,000 in available-for-sale short-term investments at December 31, 2006 consisting of a certificate of deposit with Texas Capital Bank. At December 31, 2006, there were no unrealized gains or losses on the Company’s short-term investments.
4. Prepaid expenses and other current assets
Prepaid expenses and other current assets consist of the following:

	December 31,
	2006	2005
Prepaid insurance expenses	$26,091	$2,001
Refundable deposit on purchase of equipment	22,474	—
Accrued interest receivable	9,869	—
Other receivable	35,900	—
Other	14,505	4,090

	$108,839	$6,091

5. Property and Equipment
Property and equipment consist of the following:

	December 31,
	2006	2005
Computer Equipment	$179,967	$12,482
Leasehold Improvements	4,956	1,340
Furniture	21,608	—
Office Equipment	575	—

	207,106	13,822

Less accumulated depreciation	(20,185)	(942)

Property and equipment, net	$186,921	$12,880

6. Operating Leases
In November 2005, the Company executed a lease for office space in San Antonio, Texas. The term of this lease is from December 1, 2005 to November 30, 2010. The Company leases additional office space in San Antonio, Texas on a month-to-month basis.
The future minimum lease commitments are as follows:

2007	$33,983
2008	35,055
2009	35,055
2010	32,134

Total	$136,227

Rent expense for the year ended December 31, 2006 and for the periods from April 20, 2005 (inception) to December 31, 2006 and 2005 was $36,345, $39,071 and $2,726, respectively. Under the terms of the Company’s office space lease agreement, lease payments are subject to minimum annual increases. In accordance with SFAS 13, Accounting for Leases, the Company recognizes rent expense under this lease on a straight-line basis over the lease term. As of December 31, 2006 and 2005, the Company has recorded a deferred rent liability of $8,082 and $2,772, respectively.
7. Stockholders’ Equity
Common Stock
The Company is authorized to issue 15,000,000 shares of common stock. Common stockholders are entitled to one vote for each share held and to receive dividends if and when declared by the Board of Directors. During 2006 and 2005, the Company issued 415,000 and 1,000,000 shares, respectively, of common stock. As of December 31, 2006 and 2005, the Company has reserved 9,901,993 and 4,965,299 shares, respectively, of common stock for future issuance for the conversion of preferred stock and the exercise of stock options and warrants.
Restricted Stock
In July 2005, in connection with the issuance of Series A Preferred Stock, the Company entered into a repurchase option agreement with the founders to restrict a portion of their previously acquired common shares. Under these agreements, 320,000 shares became restricted such that the shares vest monthly over four years commencing August 2005. No compensation expense was recorded for these restricted shares as the shares were originally owned by the founders without similar restrictions. As of December 31, 2006 and 2005, there were 206,644 and 286,660 restricted shares outstanding, respectively.

On December 7, 2007, in anticipation of the proposed acquisition of the Company by Volcano Corporation (See “Note 16. Subsequent Events”), the Company accelerated the vesting of all the remaining 133,296 restricted shares.
Warrants
In May 2006, the Company received a grant from the State of Texas in the amount of $1,350,000. Under the terms of the grant agreement, the Company issued warrants to purchase 1,419,558 shares of the Company’s common stock to the State of Texas. The warrants are exercisable at the earlier of (i) 18 months after issuance of warrant or (ii) capital reorganization of common stock, or (iii) consolidation or merger of the Company. The warrants are exercisable in perpetuity at an exercise price of $0.001 per share. Using the Black-Scholes valuation model, the Company estimated the fair value of the warrants to be $482,650. Accordingly, the Company allocated $482,650 of the grant consideration to the warrant issued with the remaining consideration of $867,350 recorded as grant income. During the year ended December 31, 2006 and from April 20, 2005 (inception) to December 31, 2005, the Company recognized grant revenue of $867,350 and $0, respectively.
In accordance with EITF-00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the warrants were recorded in the financial statements as permanent equity and are included in additional paid-in capital. The warrants are reviewed on each balance sheet date to determine if the classification as equity is still appropriate. As of December 31, 2006 all warrants remain outstanding and classified as equity.
8. Convertible Preferred Stock
The Company has authorized 6,861,194 and issued 5,345,389 shares of preferred stock and has also issued warrants to purchase 552,046 shares of the Company’s Series B Preferred Stock (Series B Warrants) at $0.951 per share to certain holders of Series B Preferred Stock. The Series B Warrants are exercisable anytime up for a period of seven years from the date of issuance. The Company must issue Series B Preferred stock upon exercise and cannot settle in cash. The Series B Warrants were recorded as a deemed dividend to Series B stockholders and are classified as liabilities in the Balance Sheets at their initial fair value, with changes in fair value charged to the Statement of Operations at each balance sheet date in accordance with FSP 150-5. The change in fair value of the Series B Warrants for the year ended December 31, 2006 was $5,002. This change in fair value has been recorded as expense in the Company’s Statement of Operations for the year ended December 31, 2006 and the period from April 20, 2005 (inception) to December 31, 2006. If all the Series B warrants were exercised at December 31, 2006, the Company would be required to issue 552,046 shares of Series B Preferred Stock with a liquidation value of $524,996.
The Company has issued Series A and Series B Convertible Preferred Stock (collectively, the “Preferred Stock”). Such Preferred Stock is subject to the following rights and privileges:
Voting
Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is then convertible. Except for certain corporate matters described in the Company’s Amended and Restated Certificate of Incorporation or as otherwise required by law, the holders of Preferred Stock shall vote together with all other classes and series of stock of the Company as a class.
Dividends
The Company’s Series A and Series B Preferred Stock bears a $0.025 and $0.076, respectively, cumulative dividend per share per year. No dividends have been paid to date. Preferred stockholders do not have participation rights with respect to dividends declared on common stock.
Conversion
The holders of the outstanding shares of Preferred Stock shall be entitled, at any time, to cause their shares to be converted into common stock on a share-for-share basis. However, if there is a stock dividend, stock split or reverse stock split that takes place before conversion of Preferred Stock, then a new conversion factor would be calculated. This calculation is intended for the Preferred Stockholders to maintain the same equity interest upon conversion into common stock as before the common stock dividend or split.
The Preferred Stock will convert automatically upon the closing of a Qualified Public Offering of the Company’s common stock in which the aggregate price paid for such shares by the public shall be at least $20,000,000 and the price per share paid by the public shall be at least $3.00 per share. The holders of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any shares of Preferred Stock into shares of Common Stock.
Redemption
Commencing on July 26, 2010, a majority of the Series A Preferred Stockholders may elect to redeem their shares for cash at the redemption price of $0.317 plus any accrued but unpaid dividends. Commencing on August 29, 2011, a majority of the Series B Preferred Stockholders may elect to redeem their shares for cash at the redemption price of $0.951 plus any accrued but unpaid dividends.

	Date of Earliest	Maximum Amount To Be
	Redemption	Redeemed
Series A	July 26, 2010	$1,379,263

Series B	August 29, 2011	$2,906,927
Liquidation
In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Company, (the consolidation or merger of the Company with or into another entity, or the sale, lease, abandonment, transfer or other disposition by the Company of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company) the holders of the Preferred Stock are entitled to receive, prior to and in preference to the holders of common stock or any other capital stock of the Company ranking on liquidation junior to the Preferred Stock, an amount equal to $0.317 and $0.951, respectively, for each outstanding share of Series A and B Preferred Stock, plus any accrued but unpaid dividends as of the date of liquidation (collectively, the “Series A and B Liquidation Preference”).
In the event that the assets of the Company to be distributed are less than the Series A and B Liquidation Preference, then the assets of the Company shall be paid to the Series A and B on an equal basis.
9. Stock-Based Compensation
The Company’s 2005 Stock Option Plan (the “Plan”) provides for grants of incentive and nonstatutory stock options up to an aggregate of 2,000,000 shares to employees, directors, and consultants. On August 14, 2006 the Board increased the number of shares issuable under the Plan to 3,000,000. The term of each stock option grant is generally ten years from the date of grant. Vesting is determined by the Company’s Board of Directors and generally occurs over a period of not greater than four years. As of December 31, 2006, there were 1,119,968 shares available for grant.
On January 1, 2006, the Company adopted SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. Prior to January 1, 2006, the Company accounted for share-based payments using the intrinsic value method in accordance with APB No. 25, and related Interpretations, as permitted by SFAS 123. In accordance with APB No. 25, stock-based compensation expense had been recognized only when the fair value of the stock options granted to employees and directors was greater than the exercise price of the underlying stock at the date of grant. Stock options issued to consultants will continue to be accounted for under EITF No. 96-18. From inception through December 31, 2005, the Company recorded no deferred stock compensation as there were no stock options issued prior to January 1, 2006. Accordingly, the pro-forma impact of adopting SFAS No. 123(R) on the period from inception April 20, 2005 to December 31, 2005 is zero.
The Company adopted SFAS No. 123(R) using the modified-prospective-transition method. Under that transition method, stock-based compensation cost recognized in the year ended December 31, 2006 includes stock-based compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and stock-based compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Under SFAS No. 123(R), the fair value of each option is estimated on the date of grant using the Black-Scholes-Merton option-pricing model (“Black-Scholes” model) utilizing the following assumptions:
Risk-Free Interest Rate—The Company bases the risk-free interest rate used in the Black-Scholes model on the implied yield currently available on U.S. Treasury constant maturity securities with the same or substantially equivalent remaining term.
Expected Term—The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding. With the adoption of SFAS No. 123(R) on January 1, 2006, as permitted by SAB No. 107, the Company adopted a temporary “shortcut approach” to developing the estimate of the expected term of an employee stock option. Under this approach, the expected term is presumed to be the mid-point between the vesting date and the contractual end of the option grant. The “short-cut approach” is not permitted for options granted, modified or settled after December 31, 2007.
Estimated Volatility Factor—The Company uses the calculated volatility based upon the trading history and implied volatility of the Company’s common stock and the common stock of comparable medical device companies in determining an estimated volatility factor when using the Black-Scholes model to determine the fair value of options granted.
Expected Dividends—The Company has not declared dividends nor does it expect to for the foreseeable future. Therefore, the Company uses a zero value for the expected dividend value factor when using the Black-Scholes model to determine the fair value of options granted.
Estimated Forfeitures—When estimating forfeitures, the Company considers it’s historical voluntary and involuntary termination behavior as well as analysis of actual option forfeitures. There have been no forfeitures to date, and accordingly, a zero forfeiture rate was used.
The fair value of each option is estimated on the date of grant using the Black-Scholes model utilizing the following assumptions:

Period from
April 20, 2005
	Year ended	(Inception) to
	December 31,	December 31,
	2006	2005
Risk-free interest rate	4.3% - 5.2%	n/a
Expected term (years)	5.8 - 6.3	n/a
Estimated volatility	61.5% - 79.2%	n/a
Expected dividends	None	n/a
The following table sets forth stock-based compensation expense included in the Company’s Statements of Operations:

		Period from
		April 20, 2005
	Year ended	(Inception) to
	December 31,	December 31,
	2006	2005	2006
Research and development	$16,131	$—	$16,131
General and administrative	$169,173	$—	$169,173
Included in the table above are $11,365, $0 and $11,365 of stock-based compensation expense related to non-employees in the year ended December 31, 2006, and for the periods from April 20, 2005 (inception) to December 31, 2005 and 2006, respectively. The Company has not recognized, and does not expect to recognize in the near future, any tax benefit related to stock-based compensation cost as a result of the full valuation allowance on the Company’s net deferred tax assets and the Company’s net operating loss carryforwards.

Stock option activity from inception through the years ended December 31, 2005 and 2006 is as follows:

Weighted
		Weighted	Average
		Average	Remaining
	Shares	Exercise Price	Contractual Life
Inception, April 20, 2005	—	—
Granted	—	—
Exercised	—	—
Canceled	—	—

Outstanding, December 31, 2005	—	—
Granted below estimated fair value (weighted-average fair value of $0.32)	1,880,032	$0.04
Exercised	(415,000)	0.03
Canceled	—	—

Outstanding, December 31, 2006	1,465,032	0.04	9.3

Vested and expected to vest, December 31, 2006	1,465,032	$0.04	9.3
Stock options outstanding at December 31, 2006 are summarized as follows:

	Stock Options Outstanding		Options Exercisable
		Weighted Avg
	Number	Remaining
Exercise price	Outstanding	Contractual Life	Number Outstanding
$0.03	1,215,032	9.2	129,169
$0.10	250,000	9.7	16,667

	1,465,032		145,836

A summary of the Company’s non-vested shares as of December 31, 2006 and changes during the period from inception to December 31, 2006 are as follows:

Weighted Average
Grant Date Fair
	Shares	Value
Non-vested shares at inception, April 20, 2005	—	—
Grant of options	—	—
Vested	—	—
Forfeitures or cancellations	—	—

Non-vested shares at December 31, 2005	—	—
Grant of options	1,880,032	$0.32
Vested	(560,836)	$0.32
Forfeitures or cancellations	—	—

Non-vested shares at December 31, 2006	1,319,196	$0.31

As of December 31, 2006, $277,984 of total unrecognized compensation expense related to stock options is expected to be recognized over a weighted average term of 3.3 years. The total fair value of shares vested during the year ended December 31, 2006 was $141,068. On December 18, 2007, in conjunction with the acquisition of the Company by Volcano Corporation, all of the remaining stock options vested pursuant to the terms of the Plan. See “Note 16. Subsequent Events” for additional information.

10. Employee Benefits
Defined Contribution Plans
The Company has a defined contribution 401(k) plan for employees who are at least 21 years of age. Employees are eligible to participate in the plan beginning on the first day of the month following three months of service. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation or as a fixed amount per pay period. The Company’s contributions to the plan are discretionary and no contributions to date have been made.
11. Income Taxes
Income tax provisions (benefits) are as follows:

	Year Ended December 31, 2006	Period from April 20, 2005 (inception) to December 31, 2005
Deferred:
Federal	$(348,000)	$(162,000)
State	(30,000)	(14,000)

	$(378,000)	$(176,000)

Valuation allowance	378,000	176,000

	$—	$—

The provision for income taxes in the accompanying statements of operations differs from the provision calculated by applying the U.S. federal statutory income tax rate of 34% to income before provision for income taxes due to the following:

	Year Ended December 31, 2006	Period from April 20, 2005 (inception) to December 31, 2005
U.S. federal statutory income tax expense (benefit)	$(348,000)	$(162,000)
State income tax benefit, net	(30,000)	(14,000)
Valuation allowance	378,000	176,000

	$—	$—

The components of the Company’s deferred tax assets are as follows:

	December 31, 2006	December 31, 2005
Deferred tax assets:
Net operating loss carryovers	$290,000	$58,000
Depreciation and amortization	264,000	118,000

Total deferred tax assets	554,000	176,000

Less valuation allowance	(554,000)	(176,000)

	$—	$—

At December 31, 2006, the Company has federal and state net operating loss carry forwards of approximately $800,000. The federal and state loss carry forwards begin to expire in 2026 unless previously utilized. Due to uncertainty surrounding the realization of the deferred tax assets through future taxable income, a full valuation allowance has been provided against these assets. Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating losses will be limited if a cumulative change in ownership of more than 50% has occurred within a three-year period.
12. Change of Control Contingency
The Company employs two executives: Christopher Banas, CEO, and Paul Castella, President and CFO. The Company and each executive are party to executive employment agreements, which contain change-of-control provisions. These provisions require a bonus payment in the event of a change in control (i.e., merger, sale of all assets, or other possible change in control). The amount paid is equal to forfeited compensation from the date of the event through the term of the agreements, with terms ending January 6, 2010.
In addition to the provisions noted above, each employee and non-employee stock option agreement includes change of control provisions whereby vesting of the options is accelerated in the event of a change in control as defined by the stock option plan.
13. Risk Concentration
The Company’s technology has been developed using a combination of patents which are owned by the University of Texas. The Company holds an exclusive agreement to utilize and develop these patents. The Company’s success in further developing its OCT technologies and eventually commercializing the equipment is contingent on the continued exclusive right to these patents. In the event such rights are lost, competitors may be able to develop similar technologies which would impede the Company’s ability to commercialize and garner significant revenue in the cardio imaging market.
Additionally, the development of OCT, as is the case in the development of all new technologies, is dependent on the availability of rare and in some cases completely unique pieces of equipment. The Company’s success in developing and eventually commercializing the OCT equipment is contingent on the continued availability of customized solutions in prototype development.
14. Related Party Transactions
Two of the Company’s stockholders and two option holders provide consulting services to the Company in exchange for cash. Compensation paid for these consulting fees was approximately $87, $62,732, and $62,819 for the period from April 20, 2005 (inception) to December 31, 2005, for the year ended December 31, 2006, and for the period from April 20, 2005 (inception) to December 31, 2006, respectively.
The Company holds an exclusive license agreement with the University of Texas to use and develop certain patents owned by the University. Under this agreement, the Company issued 600,000 shares of Common Stock to the University of Texas in April 2005 and reimbursed the University for past and current charges relating to the filing and prosecution of patents included in the license agreement. Total patent filing and prosecution fees reimbursed to the University of Texas are recorded as research and development expense in the Statement of Operations and were $239,515, $97,394, and $336,909 for the period from April 20, 2005 (inception) to December 31, 2005, for the year ended December 31, 2006, and for the period from April 20, 2005 (inception) to December 31, 2006, respectively. The Company recorded accrued liabilities of $106,476 and $8,048 for amounts owed to the University of Texas as of December 31, 2006 and 2005, respectively.
Christopher Banas, CEO and Paul Castella, President and CFO, hold shares of Common Stock as well as fully vested stock options in the Company. Additionally, Paul Castella is a partner in the venture firm ATP Partners, LP, which holds 3,154,574 Series A Preferred shares. Christopher Banas founded CB Tech Ventures, LLC a Series B Preferred Stock owner (78,864 shares), a Series B Warrant holder (27,602 warrants) and investor with ATP Partners, LP. Mr. Banas is also a limited partner of Scientific Health Development, a Series B Preferred Stock owner (1,051,025 shares) and Series B Warrant holder (368,033 warrants). These organizations did not provide services to the Company during the period from April 20, 2005 (inception) to December 31, 2006. Mr. Castella did sublease a portion of the San Antonio office space occupied by the Company. Sublease income was $7,500 and $0 for the period from April 20, 2005 (inception) to December 31, 2006 and 2005, respectively, and $7,500 for the year ended December 31, 2006.

15. Legal Matters
The Company is not currently and has not previously been party to threatened or pending litigation.
16. Subsequent Events
On March 20, 2007, the Company entered into a loan agreement with JPMorgan Chase Bank, NA, (the “Bank”) initiating an unsecured, uncollateralized Business Line of Credit with $100,000 borrowing capacity. Interest on unpaid principal balances accrues at a variable rate per annum equal to the sum of the Prime Rate plus 5.35%. An annual fee of $150 is due to JP Morgan Chase each anniversary of the first scheduled payment date, April 20, 2007. On November 28, 2007, the Company utilized the line of credit with the Bank receiving $100,000, the maximum borrowing capacity under the agreement. On November 28, 2007 the Company entered into a separate loan agreement with the Bank providing for $500,000 in additional borrowings, received November 30, 2007. Interest accrues at a variable rate per annum equal to the Prime Rate plus 2.5%. These loan agreements contain representations, warranties, financial covenants, default and pre-payment provisions customary for these types of financings. Approximately $100,000 of the $500,000 in borrowings was used to pay the then outstanding principal and accrued interest balance from the line of credit agreement with the Bank.
Board Member, Phillip J. Romano and Series B Preferred Stock warrant holder, J. Stuart Fitts are guarantors to the above loan agreement. In exchange for the Guarantee Agreements, the Company issued 12,500 common stock warrants each to Messrs. Romano and Fitts in November 2007.
On December 7, 2007, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Volcano Corporation, a Delaware corporation (“Volcano”), Corazon Acquisition, Inc., a wholly-owned subsidiary of Volcano and Christopher E. Banas and Paul Castella, as the Shareholders’ Representatives, to sell all of the Company’s equity to Volcano. Pursuant to the Merger Agreement, Volcano paid $25,144,000 in cash to the Company’s stockholders and warrantholders at closing, $2,500,000 of which was contributed to and remains subject to an escrow fund which will be available for 12 months following the later of the closing of the merger contemplated by the Merger Agreement (the “Merger”) and the date of completion of any audit of the Company’s financial statements, to indemnify Volcano and related indemnitees for certain matters, including breaches of representations and warranties and covenants made by Company in the Merger Agreement. In addition, in the event that certain milestones in the development of Optical Coherence Tomography are achieved, Volcano will be obligated to pay up to an additional $38,000,000 in cash or shares of Volcano Common Stock, as determined by Volcano in its sole discretion. The Merger was completed on December 18, 2007.
Pursuant to executive employment agreements with Messrs. Banas and Castella and concurrent with the closing of the Merger, the Company paid each of Messrs. Banas and Castella a change-of-control settlement. The settlement amount was $521,883 for each executive, or $1,043,666 total. Because the Merger was not probable as of the last balance sheet date presented herein, December 31, 2006, no liability was recognized as of December 31, 2006.